Exhibit 10.14













                     INDEPENDENCE COMMUNITY BANK CORP.
                        DEFERRED COMPENSATION PLAN
             (AMENDED AND RESTATED EFFECTIVE APRIL 22, 2005)






















                     INDEPENDENCE COMMUNITY BANK CORP.
                        DEFERRED COMPENSATION PLAN
              (AMENDED AND RESTATED EFFECTIVE APRIL 22, 2005)


                                                                   Page
                                                                   ----

1.  Purpose..........................................................1

2.  Definitions......................................................1

3.  Administration...................................................4

4.  Participation....................................................5

5.  Deferrals........................................................5

6.  Deferral Accounts For Non-Stock-Denominated Awards...............7

7.  Deferral Accounts For Stock-Denominated Awards...................8

8.  Settlement of Deferral Accounts..................................9

9.  Provisions Relating to Section 16 of the Exchange Act and
    Section 162(m) of the Code.......................................10

10. Statements.......................................................11

11. Sources of Stock: Limitation on Account of Stock-Denominated
    Deferrals........................................................11

12. Amendment/Termination............................................11

13. General Provisions...............................................11

14. Effective Date...................................................13






                                    i

                 INDEPENDENCE COMMUNITY BANK CORP.
                    DEFERRED COMPENSATION PLAN
            (AMENDED AND RESTATED EFFECTIVE APRIL 22, 2005)

                               PREAMBLE

     Effective as of April 22, 2005, the Independence Community Bank Corp. Deferred Compensation Plan (the "Prior Plan") was amended and restated in its entirety. The effective date of the Prior Plan is August 26, 1999. The amended and restated plan shall be known as the Independence Community Bank Corp. Deferred Compensation Plan (the "Plan") and shall in all respects be subject to the provisions set forth herein.

     Independence Community Bank Corp. (the "Company") has herein restated the Plan with the intention that (a) the Plan shall at all times be characterized as a "top hat" plan of deferred compensation maintained for a select group of management or highly compensated employees, as described under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, (the "ERISA"); (b) the Plan shall at all times satisfy Section 409A of the Internal Revenue Code of 1986, as amended, for deferrals made on or after January 1, 2005; and (c) deferrals made on or before December 31, 2004 shall be deemed to be "grandfathered" and not subject to Section 409A of the Code. The provisions of the Plan shall be construed to effectuate such intentions.

     1. Purpose. The purpose of the Plan is to provide certain highly compensated members of the senior management team and Non-Employee Directors of Independence Community Bank Corp. (the "Company") and its Subsidiaries with the opportunity to elect to defer receipt of specified portions of their compensation and to have such deferred amounts treated as if invested in specified investment vehicles. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.


     2.   Definitions.   In addition to the terms defined in
Section 1 above, the following terms used in the Plan shall have the meanings set forth below:

     (a) "Administrator" shall mean such person or persons designated pursuant to Section 3(b) hereof to whom the Committee has delegated authority to take action under the Plan, except as may be otherwise required under Section 9 hereof.

     (b) "Beneficiary" shall mean any person (which may include trusts and is not limited to one person) who has been designated by the Participant in his or her most recent written beneficiary designation form filed with the Company to receive the benefits specified under the Plan in the event of the Participant's death. If no Beneficiary has been designated or if no designated Beneficiary survives the Participant's death, then the Beneficiary shall mean the Participant's estate.

     (c)  "Change in Control"

          (i) For purposes of deferrals made prior to January 1, 2005, a "Change in Control" shall be deemed to have occurred if any of the following events occur: (i) the acquisition of control of the Company as defined in 12 C.F.R. 574.4, unless a presumption of control is successfully rebutted or unless the transaction is exempted by 12 C.F.R. 574.3(c)(vii), or any successor to such sections; (ii) an event that would be required to be reported in response to Item 5.01 of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Exchange Act (as defined below), whether or not any class of securities of the Company is registered under the Exchange Act; (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (iv) during any period of three (3) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

          (ii) For purposes of deferrals made after December 31, 2004, a "Change in Control" shall mean a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as provided under Section 409A of the Code, as amended from time to time, and any Internal Revenue Service guidance, including Notice 2005-1, and regulations issued in connection with Section 409A of the Code.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation
(including any proposed regulation) thereunder shall include any successor provisions or regulations.

     (e)  "Committee" shall mean two or more Non-Employee
Directors designated by the Board of Directors of the Company as the Committee.

     (f) "Deferral Account" shall mean the account maintained on the books of the Company for each Participant with respect to the Plan. Each Participant's Deferral Account shall consist of the following sub-accounts: (i) Non-Stock-Denominated Deferral Accounts, (ii) Stock-Denominated Deferral Accounts; and (iii) such other sub-accounts as may be necessary. The Stock-Denominated Deferral Account (i) may not be diversified; (ii) must remain at all times credited with units that represent Company Stock; and (iii) must be distributed solely in the form of Company Stock. A Participant's Deferral Account and all sub-accounts shall be bifurcated to allow the Committee and the Trustee to track a Participant's deferrals made before and after January 1, 2005 in order to comply with Section 409A of the Code. A Participant shall have no interest in his Deferral Account, nor shall it constitute or be treated as a trust fund of any kind.

     (g)  "Disability"

          (i) For purposes of deferrals made prior to January 1, 2005, a "Disability" shall mean any physical or mental impairment which qualifies the Participant for disability benefits under the applicable long-term disability plan maintained by the Company (or any Subsidiary) or, if no such plan applies, which would qualify the Participant for disability benefits under the long-term disability plan maintained by the Company, if such individual were covered by that plan.

          (ii) For purposes of deferrals made after December 31, 2004, a "Disability" shall mean a Participant is either (1) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve
(12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company (or any Subsidiary).

     (h) "Employee" means any person who is employed by the Company or any of its Subsidiaries, including employees who may also be directors of the Company or its Subsidiaries.

     (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange
Act or rule thereunder shall include any successor provisions or rules.

     (j) "Non-Employee Director" means a member of the Board (including advisory boards, if any) of the Company or any Subsidiary (including Independence Community Bank) that agree to participate in this Plan or any successor thereto, including an Advisory Director or a Director Emeritus of the Board of the Company and or any Subsidiary or a former Employee of the Company and/or any Subsidiary serving as a Director, Advisory Director or Director Emeritus, who is not an Employee of the Company or any Subsidiary.

     (k) "Non-Stock-Denominated Deferral Account" shall mean the accounts or sub-accounts established and maintained by the Company for specified deferrals made by a Participant pursuant to
Section 6 hereof.

     (l) "Non-Qualified Option" means an option or right to purchase Stock granted to the Participant by the Company pursuant to the 1998 Stock Option Plan, the 2002 Stock Incentive Plan (or any similar and/or successor plan), a compensatory plan, program or other such arrangement (including any and all plans, programs and arrangements assumed by the Company and or its Subsidiaries) and any such option or right which does not constitute an "Incentive Stock Option" within the meaning of Section 422 of the Code.

     (m) "Participant" shall mean any Non-Employee Director of the Company or any Subsidiary and any Employee of the Company or any Subsidiary who is designated by the Committee as eligible to participate in this Plan and who makes an election to participate in the Plan.

     (n) "Restricted Stock Award" shall mean awards granted pursuant to the Company's 1998 Recognition and Retention Plan and Trust Agreement, the 2002 Stock Incentive Plan or any similar and/or successor plan.

     (o) "Stock" shall mean the Common Stock, with a par value of $0.01 per share, of the Company or any other equity securities of the Company designated by the Committee.

     (p)  "Stock-Denominated Awards" shall mean a Non-Qualified
Option, a Restricted Stock Award or similar type of award which is determined by the Committee to be appropriate for deferral under the terms of this Plan.

     (q) "Stock-Denominated Deferral Account" shall mean the accounts or sub-accounts established and maintained by the Company for specified deferrals made by a Participant pursuant to
Section 7 hereof.

     (r) "Subsidiary" means Independence Community Bank and any of the subsidiaries of the Company or Independence Community Bank which, with the consent of the Board, agree to participate in this Plan.

     (s) "Trust" shall mean the trust or trusts established by the Company pursuant to Sections 6 and 7 hereof.

     (t)  "Trustee(s)" shall mean the trustee(s) of the Trust(s).

     (u) "Trust Agreement" shall mean the agreement(s) entered into between the Company and the Trustee(s), as amended or restated from time to time.

     (v) "Valuation Date" shall mean the close of business on the last business day of each calendar quarter; provided however, that in the case of termination of service for any reason, the Valuation Date shall mean the close of business on the date of termination.

     3.   Administration.

     (a) Committee Authority. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

     (b) Delegation of Duties; Powers. The Committee may delegate its duties and responsibilities hereunder, as it deems reasonable and appropriate, to the Administrator. If an Administrator is appointed by the Committee, such Administrator shall serve at the will of, and may be removed (with or without cause) by the Committee. Any actions of the Committee or the Administrator with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan, except that any action of the Administrator will not be binding on the Committee. The Committee and Administrator may each appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan.

     (c) Limitation of Liability. Each member of the Committee and the Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company's independent public accountants or any compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. To the maximum extent permitted by law, no member of the Committee or the Administrator, nor any person to whom ministerial duties have been delegated, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan. To the maximum extent permitted by law, the Company shall indemnify the members of the Committee and the Administrator against any and all claims, losses, damages, expenses, including any counsel fees and costs incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act.

     4. Participation. The Administrator will notify each person of his or her eligibility to participate and the extent to which such person can participate in the Plan within 30 days of the Committee's designation that such person is so eligible to participate in the Plan.

     5.   Deferrals.

     (a) Deferrals. With the consent of the Committee, a Participant may elect to defer otherwise taxable compensation, fees or awards which may be in the form of cash or Stock to be received from the Company or a Subsidiary, including salary, director's fees, annual incentive awards, Stock-Denominated Awards and taxable compensation payable under other plans and programs, employment agreements or other arrangements or as designated by the Committee; provided; however, that a Participant who is an Employee may only defer, with respect to a given year, receipt of only that portion of the Participant's salary, fees, annual incentive awards, Stock-Denominated Awards and compensation payable under all plans and programs, employment agreements or other arrangements that exceeds the FICA maximum taxable wage base plus the amount necessary to satisfy Medicare and all other payroll taxes (other than federal, state or local income tax withholding) imposed on the wages of such Participant from the Company and its Subsidiaries. In addition to such limitation, and any terms and conditions of deferral set forth under plans and programs, employment agreements or other such arrangements from which receipt of compensation or awards is deferred, the Committee may impose limitations on the amounts permitted to be deferred and other terms and conditions of deferral under this Plan. Any such limitations, and other terms and conditions of deferral, shall be set forth in the rules relating to this Plan, or election forms, other forms, or instructions published by the Committee and/or the Administrator.

     In addition, in the event that a Participant is a "covered employee" for purposes of Section 162(m) of the Code and such Participant's applicable employee remuneration in a particular tax year exceeds the limitation as specified in Section 162(m) of the Code, the Committee may request that such Participant timely defer the payment, in accordance with this Plan, of all or a portion of the Participant's compensation and awards to be received under such plans and programs, employment agreements and arrangements of the Company to the extent necessary to avoid the payment of employee remuneration for such tax year in excess of the Section 162(m) limit.

     (b) Initial Deferral Election. Once an election form, properly completed, is received by the Company, such election of the Participant shall be irrevocable; provided however, that the Committee and/or Administrator may, in its discretion, permit a Participant to elect to increase the amount to be deferred and credited to a Deferral Account by filing a later election form; provided, that such later election form is received by the Committee prior to the applicable election deadline pursuant to
Section 5(d) hereof. Furthermore, upon a Participant's initial deferral election, such Participant shall also elect the number of annual installments (a minimum of two (2) but not to exceed ten (10) installment payments) in which the settlement of his or her Deferral Account shall be completed and the times at which such installment payments shall be made (a "settlement election").

     (c)  Subsequent Deferral Election.

          (1) For purposes of deferrals made prior to January 1, 2005, an election to change a Participant's settlement election must be made, in writing, while the Participant is an active employee or in the active service of the Company or one or more of its Subsidiaries and prior to the commencement of distribution. However, such change shall not become effective until the one (1) year anniversary of such election, provided the Participant remains in the active employ or service, as the case may be, of the Company or its Subsidiary for the entire one (1) year period.

          (2)     For purposes of deferrals made after
December 31, 2004, an election to change a Participant's settlement election must be made, in writing, while the Participant is an active employee or in the active service of the Company or one or more of its Subsidiaries and in accordance with
Section 409A of the Code, which requires that a subsequent election must (1) not take effect until at least 12 months after the date of the election, (2) provide an additional deferral period of at least five (5) years from the date such payment would otherwise have been made, and (3) if related to a payment at a specified time or pursuant to a fixed schedule, be made at least twelve (12) months prior to the date of the first scheduled payment, provided the Participant remains in the active employ or service, as the case maybe, of the Company or its Subsidiary for the entire one (1) year period.

     (d) Date of Election. An election to defer compensation or awards hereunder must be received by the Administrator prior to the date specified by the Administrator; provided however, that unless otherwise approved by the Committee, any elections to defer (i) salary, fees, cash compensation and annual incentive awards shall be made on or prior to the December 31st preceding the calendar year in which such income shall be earned,
(ii) Restricted Stock Awards shall be made on or prior to the December 31st preceding the calendar year in which the Restricted Stock Awards vest; and (iii) Non-Qualified Options shall be made no later than (1) the December 31st preceding the calendar year in which the options are exercised and (2) six (6) months prior to the date the options are exercised, in each case subject to the Committee's discretion to require earlier deferrals if deemed necessary to comply with Section 409A of the Code.
Notwithstanding the foregoing, in the case of the first year in which a participant becomes eligible to participate in the Plan, elections to defer compensation or awards hereunder may be made for services to be performed subsequent to the election within 30 days of the date a Participant first becomes eligible to participate in this Plan, with such elections in each case to be effective as of the immediately following payroll period of the Company (or Subsidiary). Under no circumstances may a Participant defer compensation or awards to which the Participant has already attained, at the time of deferral, a legally enforceable right to receive such compensation or awards.

     6. Deferral Accounts For Non-Stock-Denominated Awards. The following provisions will apply to Deferral Accounts other than those established under Section 7:

     (a) Establishment; Crediting of Amounts Deferred. A Non-Stock-Denominated Deferral Account will be established for each Participant for any deferrals made by a Participant under this
Section 6. The amount of compensation or awards deferred with respect to each Non-Stock-Denominated Deferral Account will be credited to such account as of the date on which such amounts would have been paid to the Participant but for deferral hereunder. Amounts credited to a Non-Stock-Denominated Deferral Account shall be deemed to be invested in such hypothetical investment vehicles as selected by the Participant from the list authorized by the Committee pursuant to Section 6(b) hereof. The amounts of hypothetical income and appreciation and depreciation in value of such accounts will be credited and debited to such accounts from time to time. Unless otherwise determined by the Committee, amounts credited to a Non-Stock-Denominated Deferral Account shall be deemed invested in such hypothetical investment vehicles within five (5) business days following the effective date of the deferral.

     (b) Hypothetical Investment Vehicles. The Committee shall establish one or more hypothetical investment vehicles under this Plan and may add to or change or discontinue any hypothetical investment vehicle included in the list of available hypothetical investment vehicles in its absolute discretion.

     (c)  Allocation and Reallocation of Hypothetical
Investments. A Participant may allocate amounts credited to his or her Non-Stock-Denominated Deferral Account to one or more of the hypothetical investment vehicles authorized under the Plan. Subject to the rules established by the Administrator, a Participant may reallocate amounts credited to his or her Non-Stock-Denominated Deferral Account (to be effective as of the Valuation Date immediately following the Participant's election) to one or more of such hypothetical investment vehicles, by filing with the Administrator a notice, in such form as may be specified by the Administrator, not later than the 15th day of the month preceding such Valuation Date. The Committee or Administrator may restrict allocations or reallocations by specified Participants into or out of specified investment vehicles or specify minimum amounts that may be allocated or reallocated by Participants; however, any such allocation or reallocation shall be made in accordance with all applicable provisions of the Exchange Act and the regulations promulgated thereunder, including but not limited to, Section 16(b) and the regulations thereunder.

     (d) Investment Return. In order to simulate an investment return for the amounts held in each Participant's Non-Stock-Denominated Deferral Account, the account balance shall be reduced for the reasonable transaction costs associated with the Participant's investment directions and be adjusted to recognize the hypothetical income, appreciation and depreciation generated by the hypothetical investments that the Non-Stock-Denominated Deferral Account is deemed to be invested in.

     (e) Trusts. The Committee may, in its discretion, establish one or more Trusts and deposit therein amounts of cash, Stock, or other property not exceeding the amount of the Company's obligations with respect to the Participants' Non-Stock-Denominated Deferral Accounts established under Section 6 hereof.

     7.   Deferral Accounts For Stock-Denominated Awards.

     (a) Establishment. Subject to any terms and conditions imposed by the Committee, Participants may elect to defer, under the Plan, amounts which would otherwise be taxable income of a Participant as a result of the exercise, earning, vesting, or such similar event with respect to Stock-Denominated Awards. In connection with such deferral of a Stock-Denominated Award, a Stock-Denominated Deferral Account shall be established for such Participant. On terms determined by the Committee, the Stock-Denominated Deferral Account will, as of the date that taxable income from a Stock-Denominated Award would otherwise be recognized by a Participant, be credited with a number of share units corresponding to the number of shares of Stock represented by the Stock-Denominated Award being deferred hereunder. With respect to any fractional shares, the Committee or the Administrator may pay such fractional shares to the Participant in cash or credit the Participant's Non-Stock-Denominated Deferral Account with such amount in lieu of depositing such fractional shares into the Stock-Denominated Deferral Account.

     (b) Investment Return. Hypothetical appreciation and depreciation in the value of the Stock-Denominated Deferral Account shall be equal to the actual appreciation and depreciation of the Stock. Cash dividends and distributions with respect to share units in the Stock-Denominated Deferral Account shall be credited to a Participant's Stock-Denominated Deferral Account in the form of additional share units.

     (c) Allocation of Hypothetical Investment. Stock-Denominated Awards deferred pursuant to this Section 7 shall continuously be deemed invested in Stock share units until settlement of the Stock-Denominated Deferral Account pursuant to
Section 8 hereof, and the Participant shall not be entitled to reallocate Stock-denominated deferrals into any other hypothetical investments.

     (d) Trusts. The Committee may, in its discretion, establish one or more Trusts and deposit therein amounts of Stock, not exceeding the amount of the Company's obligations with respect to Participants' Stock-Denominated Deferral Accounts established under Section 7.

     8.   Settlement of Deferral Accounts.

     (a) Form of Payment. The Company shall settle a Participant's Deferral Account, and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Deferral Account, by payment of cash, or in the discretion of the Committee, by delivery of Stock; provided, however that the settlement of a Stock-Denominated Award may be made only in the form of Stock.

     (b)  Forfeited Awards.   To the extent that a Stock-
Denominated Award is forfeited pursuant to the terms and conditions of another plan, program, employment agreement or other such arrangement, the Participant shall not be entitled to the value of such Stock and other property related thereto (including without limitation, dividends, income and distributions thereon). Any Stock-Denominated Award deferred hereunder and forfeited by a Participant shall be returned to the Company.

     (c) Timing of Payments. Payments in settlement of a Deferral Account shall be made as soon as practicable after the earlier of (i) the date or dates selected for an in-service distribution payment as indicated pursuant to the Participant's election form; (ii) separation of service; (iv) Disability; or
(v) death and in such number of annual installments (with a minimum of two (2) installments and a maximum of ten (10) installments), as may be directed by the Participant in his or her Election Form.

          (i) Notwithstanding anything in the Plan to the contrary, in the case of a "key employee" of a publicly traded company and the distribution of amounts deferred on or after January 1, 2005, any such distributions made on account of separation from service may not be made earlier than six months after the date of the separation (or, if earlier, upon the death of a Participant). For this purpose, a "key employee" is a key employee as defined in Section 416(i) of the Code.

          (ii) Notwithstanding anything in the Plan to the contrary, an election form must specify the number of installments in which payments of amounts deferred under the Plan are to be made. The Plan shall not permit any distributions to be made by lump sum.

     (d)  Unforeseeable Emergency.

          (i) For purposes of deferrals made prior to January 1, 2005, an "Unforeseeable Emergency" occurs when a Participant has a financial emergency of such substantial nature and beyond the individual's control that payment of amounts previously deferred under the Plan is warranted, as determined by the committee upon review of a written application from the Participant. In the event of an Unforeseeable Emergency, the Committee may direct the payment to the Participant of all or a portion of the balance of a Deferral Account and the time and manner of such payment, and the Committee may direct such payments in other circumstances if, in the exercise of its independent judgment, it determines that circumstances beyond the individual's control warrant such action.

          (ii) For purposes of deferrals made after December 31, 2004, an "Unforeseeable Emergency" occurs when the Participant has a severe financial hardship resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant and that payment of amounts previously deferred under the Plan is warranted, as determined by the committee upon review of a written application from the Participant. In the event of an Unforeseeable Emergency, the Committee may direct the payment to the Participant of all or a portion of the balance of a Deferral Account only to the extent such distribution does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

          (iii) Under no other circumstances may the Plan permit the acceleration of the time or schedule of any payment under the Plan.


     9. Provisions Relating to Section 16 of the Exchange Act and Section 162(m) of the Code.

     (a)  Compliance with Section 16.  With respect to a
Participant who is then subject to the reporting requirements of
Section 16(a) of the Exchange Act:


         (i) Any function of the Committee under the Plan relating to such Participant shall be performed solely by the Committee if and to the extent required to ensure the availability of an exemption under Rule 16b-3 or exclusion under Rule 16a-1(c) for such Participant with respect to the Plan.

         (ii) Participants may not reallocate amounts credited to any Stock-Denominated Deferral Account established pursuant to
               Section 7 hereof.

         (iii) To the extent necessary so that transactions by and the rights of such a Participant under the Plan are excluded from reporting under Rule 16a-1(c) (unless acknowledged by the Participant in writing with respect to a specified transaction not to be excluded), if any provision of this Plan or any rule, election form or other form, or instruction does not comply with the requirements of such rule as then applicable to such transaction or right under the Plan, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     (b) Compliance with Code Section 162(m). It is the intent of the Company that any compensation (including any award) deferred under the Plan by a person who is, with respect to any year of settlement, deemed by the Committee to be a "covered employee" within the meaning of Code Section 162(m) and the regulations thereunder, which compensation constitutes either "qualified performance-based compensation" within the meaning of Code Section 162(m) and the regulations thereunder or compensation not otherwise subject to the limitation on deductibility under Section 162(m) and the regulations thereunder, shall not, as a result of deferral hereunder, become compensation with respect to which the Company in fact would not be entitled to a tax deduction under Code Section 162(m) and the regulations thereunder. Accordingly, unless otherwise determined by the Committee, if any compensation would become so disqualified under Section 162(m) and the regulations thereunder as a result of deferral hereunder, the terms of such deferral shall be automatically modified to the extent necessary to ensure that the compensation would not, at the time of settlement, be so disqualified.

     10.  Statements.    The Administrator will furnish
statements to each Participant reflecting the amount credited to a Participant's Deferral Account and the transactions therein not less frequently than once each calendar year.

     11. Sources of Stock: Limitation on Amount of Stock-Denominated Deferrals. If Stock is deposited under the Plan in a Trust pursuant to Section 7 hereof, in connection with a deferral of a Stock-Denominated Award under another plan, program, or other such arrangement that provides for the issuance of Stock, the Stock so deposited shall be deemed to have originated from and shall be counted against the number of shares reserved under such other plan, program or other arrangement. Stock placed in such a Trust and subsequently forfeited by a Participant shall be released by the Trust and be treated as a failed award for purposes of the other plan, program or arrangement which the Stock-Denominated Award originated.

     12.  Amendment/Termination.   The Board of Directors of the
Company may at any time, and from time to time, amend the Plan, in whole or in part, without the consent of Participants, stockholders or any other person; provided, however, that without the consent of a Participant, no amendment shall operate to eliminate or reduce the rights of a Participant or Beneficiary to his Deferral Account or change a Participant's previously made settlement election except as set forth in the following sentence. Notwithstanding anything in the Plan to the contrary, the Board of Directors of the Company may amend in good faith any terms of the Plan, including retroactively, in order to comply with Section 409A of the Code. Notwithstanding the foregoing, the Board of Directors of the Company, may, at any time and in its sole discretion, terminate the Plan, and such termination shall not be a distributable event. Upon the effective date of a Change in Control, the Plan shall not automatically terminate. The terms, provisions and all obligations of the Plan shall be binding upon any and all successor(s) to the Company.


     13.  General Provisions.

     (a) Limits on Transfer of Awards. Other than by will or the laws of descent and distribution, no right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant or his or her Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or engagements, or torts of any Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

     (b) Receipt and Release. Payments (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the compensation or awards deferred and relating to the Deferral Account(s) to which the payments relate against the Company or any Subsidiary thereof, the Committee, or the Administrator. The Committee or the Administrator may require a Participant or Beneficiary, as a condition to a payment, to execute a receipt and release to such effect.

     (c) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for deferred compensation and Participants shall rely solely on the unsecured promise of the Company for payment hereunder. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights greater than those of a general unsecured creditor of the Company; provided however, that nothing herein shall restrict or prohibit the Committee from authorizing the creation of Trusts, including but not limited to the Trusts referred to in Sections 6 and 7 hereof, or make other arrangements to meet the Company's obligations under the Plan, which Trusts and/or other arrangements shall be consistent with the "unfunded" status of the Plan, unless the Committee otherwise determines with the consent of each affected Participant.

     (d)  Compliance.    The Company shall impose such
restrictions on Stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the Exchange Act, the requirements of the Nasdaq National Market System or any other stock exchange or automated quotation system upon which the Stock is then listed or quoted, any state securities laws applicable to such a transfer, any provisions of the Company's Certificate of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party.

     (e) Other Participant Rights. No Participant shall have any of the rights or privileges of a stockholder of the Company (including voting rights) under the Plan, including as a result of crediting of Stock equivalents or other amounts to a Deferral Account, or the creation of any Trust and the deposit of such Stock thereof, except at such time as Stock may be actually delivered in settlement of a Deferral Account. No provision of the Plan or transaction hereunder shall confer upon any Participant any right to be employed by the Company or a Subsidiary thereof, or to interfere in any way with the right of the Company or a Subsidiary to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 13(a) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

     (f) Tax Withholding. The Company and any Subsidiary shall have the right to deduct from amounts otherwise payable in settlement of a Deferral Account any sums that federal, state, local or foreign tax law requires to be withheld with respect to such payment. Stock or other property may be withheld to satisfy such obligations in any case where taxation would be imposed upon delivery of such Stock and other property.

     (g) Payment of Legal Fees. All reasonable legal fees and costs paid or incurred by a Participant pursuant to any dispute or question or interpretation relating to this Agreement shall be paid or reimbursed by the Company if the Participant is successful on the merits pursuant to a legal judgment, arbitration or settlement.

     (h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

     (i) Limitation. A Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of his or her Deferral Account and neither the Company, the Committee nor the Administrator shall be liable or responsible therefor.

     (j) Construction. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

     (k) Severability. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

     (l) Status. The establishment and maintenance of, or allocations and credits to, the Deferral Account(s) of any Participant shall not vest in any Participant any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust.

      14.   Effective Date.    This amendment and restatement  of
the Plan shall be effective as of April 22, 2005.


















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